                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                      [MOFFITT & COMPANY, P.C. LETTERHEAD]

November 26, 2002


iBIZ Technology Corp.
2238 West Lone Cactus Drive, Suite 200
Phoenix, AZ 85027

Dear Sir or Madam:

We do hereby consent to the use in this registration statement on Form S-8 dated November 26, 2002 of our report dated February 8, 2002 relating to the October 31, 2001 and 2000 audited financial statements of iBiz Technology Corp.

Yours Very Truly,

/s/ Stanley M. Moffitt

Stanley M. Moffitt, CPA
Moffitt & Company, P.C.